Exhibit 99.1
For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com

Standard Motor Products, Inc. Releases 2025
Fourth Quarter and Year-End Results
•Fourth Quarter net sales of $385.1 million up 12.2%, and up 4.3% excluding Nissens
•Full year net sales of $1.79 billion, up 22.4%, with growth of 4.0% excluding Nissens
•Adjusted diluted earnings per share up 19.1% in Q4 and up 26.8% for the full year
•Adjusted EBITDA margin improved 130 bps in Q4 and 160 bps for the full year
•Guidance of low to mid-single digit sales growth with adjusted EBITDA margin of 11%-12%

New York, NY, February 26, 2026......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three and twelve months ended December 31, 2025.

Net sales for the fourth quarter of 2025 were $385.1 million, compared to consolidated net sales of $343.4 million during the same quarter in 2024. Earnings from continuing operations for the fourth quarter of 2025 were $9.2 million or $0.41 per diluted share, compared to loss of $0.8 million or $0.04 per diluted share in the fourth quarter of 2024. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2025 were $12.8 million or $0.56 per diluted share, compared to $10.5 million or $0.47 per diluted share in the fourth quarter of 2024.

Consolidated net sales for the twelve months ended December 31, 2025, were $1.79 billion, compared to consolidated net sales of $1.46 billion during the comparable period in 2024. Earnings from continuing operations for the twelve months ended December 31, 2025, were $79.0 million or $3.52 per diluted share, compared to $53.6 million or $2.41 per diluted share in the comparable period of 2024. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the twelve months ended December 31, 2025 and 2024 were $90.3 million or $4.02 per diluted share and $70.5 million or $3.17 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chairman and Chief Executive Officer stated, “We were very pleased with our results in the period as the strong performance we experienced throughout the year continued. Sales for the quarter were up 12.2%, and up 22.4% for the full year. Excluding the impact of Nissens Automotive, sales for the quarter and year were up 4.3% and 4.0%, respectively. Adjusted diluted earnings per share were up 19.1% for the quarter and 26.8% for the year.”
Fourth Quarter Highlights:
North American Aftermarket
•Vehicle Control sales increased 3.3% in the fourth quarter, with full-year performance of 3.0% growth. The solid results in the quarter were due to a combination of factors including favorable customer order patterns, general strength across our non-discretionary categories, and the on-going benefit from our customers’ footprint expansion activities. Customer POS remained healthy in the quarter, continuing a trend we have seen throughout the year.

•Temperature Control sales increased an impressive 5.9% in the quarter versus a challenging compare of 30% in last year’s fourth quarter and finished the year up 12.2%. This has been another very strong year for the segment, as the season for this business appears to be starting earlier and lasting longer. In addition to weather patterns that drive demand, we believe our strong brand recognition among professional installers has helped increase our customers’ share of the market.

•Both North American aftermarket segments experienced a modest sales lift from tariff passthroughs implemented in the second half of the year, tempered by some compression of gross margins from passing through tariffs at cost.

Nissens
Nissens delivered another solid quarterly performance with sales of $64.1 million. For 2025, Nissens contributed $305.4 million in sales with an adjusted EBITDA margin of 15.9%. Nissens continues to gain share in its markets driven by strong brand awareness and operational excellence, and we expect this outperformance to continue. In November, we completed our first full year of ownership, and heading into 2026 we expect to begin to realize some of the benefits from synergy and integration efforts, including a modest uplift from recently launched new product categories and expanding growth synergies through cross-selling opportunities.

Engineered Solutions
Engineered Solutions sales saw some rebound in the quarter with 6.3% growth over last year’s quarter, primarily driven by timing of orders in our powersports-related categories. For the full year, the segment posted a 3.8% decline in sales as it was impacted by cyclical softness across global end markets, but we were pleased to see sequential recovery in the second half of the year. We also made the decision to wind down certain customer programs in the quarter, for which we incurred some one-time costs. We believe the segment has seen demand stabilize and should experience more stable quarterly performance moving into 2026.

Profitability & Balance Sheet
Adjusted EBITDA for the quarter increased to $37.4 million, an improvement of 130 bps to 9.7% of net sales. On a year-to-date basis, adjusted EBITDA increased to $200.9 million, showing an improvement of 160 bps to 11.2% of net sales, exceeding our guidance of 10.5% - 11%. The increases were driven by strong performance in our North American and Nissens aftermarket businesses. Nissens contributed $6.5 million and $48.5 million of adjusted EBITDA in the fourth quarter and full year, respectively.

From a balance sheet perspective, our cash flows and borrowings were in line with expectations. Total net debt at quarter-end stood at $546.7 million, primarily reflecting additional borrowings related to our Nissens acquisition and seasonal working capital build. Our debt leverage stood at 2.7x at the end of the quarter and we continue to target reducing debt levels to 2.0x adjusted EBITDA by the end of 2026.

2026 Guidance
Our outlook for the full year of 2026 includes an expectation that sales growth will be in the low to mid-single digit range driven by ongoing tailwinds for professional grade non-discretionary products in the North American aftermarket, continuing momentum in our European business, and while always the most volatile, a more stable performance in Engineered Solutions. Further, we expect Adjusted EBITDA will be in a range of 11.0%-12.0% that should be aided by initiatives we have underway to drive ongoing profitability gains. As we lap the implementation of tariff-related pricing, we expect a slight increase in sales from higher pricing, but some continued margin compression from pass-through at our cost.

This guidance is based on tariffs in place before the recent Supreme Court ruling on IEEPA tariffs and the announcement of new Section 122 tariffs, and any impact thereof. We will continue to monitor the shifting tariff landscape, and plan to implement changes as necessary.
Dividends
The Board of Directors has approved an increase in its quarterly common stock dividend from thirty-one cents per share to thirty-three cents per share, payable on March 2, 2026, to shareholders of record on February 16, 2026.

Closing Remarks
In closing, Mr. Sills commented, “Our North American and Nissens aftermarket businesses led the way in this year’s strong performance. The global aftermarket continues to be resilient and demand for our products remains strong, driven by the quality, brand recognition and high levels of customer service we provide. We are optimistic heading into 2026 and think we are well positioned to capitalize on favorable trends to drive growth and increased shareholder value. I would like to thank our employees for their hard work and commitment to our continued success.”

Conference Call
Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, February 26, 2026. This call will be webcast and can be accessed on our website at www.smpcorp.com and clicking on the SMP Q4'25 Earnings Call Webcast link. Investors may also listen to the call by dialing 800-343-4849 (domestic) or 203-518-9848 (international). The conference call ID code is SMP4Q2025. Our playback will be made available for dial in immediately following the call. For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call. The playback number is 800-934-2123 (domestic) or 402-220-1137 (international).

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

Standard Motor Products, Inc.
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
(In thousands, except share and per share data)	(Unaudited)
Net sales	$385,090	$343,352	$1,791,158	$1,463,849
Cost of sales	263,087	242,366	1,231,750	1,040,528
Gross profit	122,003	100,986	559,408	423,321
Selling, general and administrative expenses	99,906	95,282	420,659	335,104
Restructuring and integration expenses	543	1,894	2,580	7,668
Other income, net	19	70	338	75
Operating income	21,573	3,880	136,507	80,624
Other non-operating income (expense), net	(502)	1,730	5,355	6,877
Interest expense	7,889	5,548	31,339	13,512
Earnings from continuing operations before income taxes	13,182	62	110,523	73,989
Provision for income taxes	3,750	667	30,617	19,385
Earnings (loss) from continuing operations	9,432	(605)	79,906	54,604
Loss from discontinued operations, net of income taxes	(1,329)	(1,401)	(37,698)	(26,128)
Net earnings (loss)	8,103	(2,006)	42,208	28,476
Net earnings attributable to noncontrolling interest	241	191	873	976
Net earnings (loss) attributable to SMP	$7,862	$(2,197)	$41,335	$27,500

Net earnings (loss) attributable to SMP
Continuing operations	$9,191	$(796)	$79,033	$53,628
Discontinued operations	(1,329)	(1,401)	(37,698)	(26,128)
Net earnings (loss) attributable to SMP	$7,862	$(2,197)	$41,335	$27,500

Per common share data
Basic:
Continuing operations	$0.42	$(0.04)	$3.59	$2.46
Discontinued operations	(0.06)	(0.06)	(1.71)	(1.20)
Net earnings (loss) attributable to SMP per common share	$0.36	$(0.10)	$1.88	$1.26

Diluted:
Continuing operations	$0.41	$(0.04)	$3.52	$2.41
Discontinued operations	(0.06)	(0.06)	(1.68)	(1.17)
Net earnings (loss) attributable to SMP per common share	$0.35	$(0.10)	$1.84	$1.24

Dividend declared per common share	$0.31	$0.29	$1.24	$1.16

Weighted average number of common shares, basic	22,080,526	21,798,092	21,986,301	21,801,141
Weighted average number of common shares, diluted	22,669,246	22,286,577	22,483,591	22,237,060

Standard Motor Products, Inc.
Segment Revenues

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2025	2024	2025		2024
(in thousands)	(Unaudited)
Vehicle Control
Engine Management (Ignition, Emissions and Fuel Delivery)	$118,184	$114,414	$486,203		$467,460
Electrical and Safety	63,599	56,589	241,938		229,361
Wire Sets and Other	11,886	16,415	57,251		65,739
Total Vehicle Control	193,669	187,418	785,392		762,560

Temperature Control
AC System Components	30,780	29,298	316,781		274,926
Other Thermal Components	30,682	28,716	109,586		105,162
Total Temperature Control	61,462	58,014	426,367		380,088

Nissens Automotive
Air Conditioning	22,711	9,214	126,727		9,214
Engine Cooling	31,366	19,287	126,389		19,287
Engine Efficiency	10,044	7,244	52,261		7,244
Total Nissens Automotive	64,121	35,745	305,377	305,377	35,745

Engineered Solutions
Light Vehicle	19,726	20,772	84,887		91,548
Commercial Vehicle	19,687	20,155	81,239		89,171
Construction/Agriculture	7,763	8,201	35,618		35,832
All Other	18,886	13,047	72,740		68,905
Total Engineered Solutions	66,062	62,175	274,484		285,456

Other	(224)	—	(462)		—

Total	$385,090	$343,352	$1,791,158		$1,463,849

.

Standard Motor Products, Inc.
Segment Operating Profit
	Three Months Ended December 31,				Twelve Months Ended December 31,

	2025		2024		2025		2024
(in thousands; percentage of net sales)	(Unaudited)
Gross Margin
Vehicle Control	$62,130	32.1%	$59,565	31.8%	$247,105	31.5%	$244,085	32.0%
Temperature Control	22,914	37.3%	19,171	33.0%	144,821	34.0%	117,792	31.0%
Nissens Automotive	27,160	42.4%	14,590	40.8%	126,640	41.5%	14,590	40.8%
Engineered Solutions	11,879	18.0%	10,725	17.2%	49,132	17.9%	49,919	17.5%
All Other	—		—		—		—
Subtotal	$124,083	32.2%	$104,051	30.3%	$567,698	31.7%	$426,386	29.1%
Acquisition & Integration Expenses	—	—%	(3,065)	-0.9%	(6,210)	-0.3%	(3,065)	-0.2%
Customer Program Wind Down	(2,080)	-0.5%	—	—%	(2,080)	-0.1%	—	—%
Gross Margin	$122,003	31.7%	$100,986	29.4%	$559,408	31.2%	$423,321	28.9%

Selling, General & Administrative
Vehicle Control	$45,209	23.3%	$42,402	22.6%	$178,885	22.8%	$172,525	22.6%
Temperature Control	15,660	25.5%	15,369	26.5%	83,519	19.6%	82,010	21.6%
Nissens Automotive	23,575	36.8%	14,205	39.7%	91,832	30.1%	14,205	39.7%
Engineered Solutions	8,384	12.7%	8,832	14.2%	34,370	12.5%	34,323	12.0%
All Other	4,854		5,467		27,693		21,630
Subtotal	$97,682	25.4%	$86,275	25.1%	$416,299	23.2%	$324,693	22.2%
Acquisition & Integration Expenses	237	0.1%	9,007	2.6%	2,373	0.1%	10,411	0.7%
Customer Program Wind Down	1,987	0.5%	—	—%	1,987	0.1%	—	—%
Selling, General & Administrative	$99,906	25.9%	$95,282	27.8%	$420,659	23.5%	$335,104	22.9%

Operating Income
Vehicle Control	$16,921	8.7%	$17,163	9.2%	$68,220	8.7%	$71,560	9.4%
Temperature Control	7,254	11.8%	3,802	6.6%	61,302	14.4%	35,782	9.4%
Nissens Automotive	3,585	5.6%	385	1.1%	34,808	11.4%	385	1.1%
Engineered Solutions	3,495	5.3%	1,893	3.0%	14,762	5.4%	15,596	5.5%
All Other	(4,854)		(5,467)		(27,693)		(21,630)
Subtotal	$26,401	6.9%	$17,776	5.2%	$151,399	8.5%	$101,693	6.9%
Restructuring	(543)	-0.1%	(1,894)	-0.6%	(2,580)	-0.1%	(7,668)	-0.5%
Acquisition & Integration Expenses	(237)	-0.1%	(12,072)	-3.5%	(8,583)	-0.5%	(13,476)	-0.9%
Customer Program Wind Down	(4,067)	-1.1%	—	—%	(4,067)	-0.2%	—	—%
Other Income, Net	19	—%	70	—%	338	—%	75	—%
Operating Income	$21,573	5.6%	$3,880	1.1%	$136,507	7.6%	$80,624	5.5%

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
(In thousands, except per share amounts; unaudited)	(Unaudited)
Earnings from Continuing Operations Attributable To SMP
GAAP Earnings (Loss) from Continuing Operations	$9,191	$(796)	$79,033	$53,628

Restructuring Expenses	543	1,894	2,580	7,668
Acquisition & Integration Expenses	237	13,041	8,583	15,245
Customer Program Wind Down	4,067	—	4,067	—
Certain Tax Credits And Production Deductions Finalized In Period	—	—	—	(380)
Income Tax Effect Related To Reconciling Items	(1,260)	(3,631)	(3,960)	(5,705)
Non-GAAP Earnings from Continuing Operations	$12,778	$10,508	$90,303	$70,456

Diluted Earnings Per Share from Continuing Operations Attributable to SMP
GAAP Diluted Earnings (Loss) Per Share from Continuing Operations	$0.41	$(0.04)	$3.52	$2.41
Restructuring Expenses	0.02	0.08	0.11	0.34
Acquisition & Integration Expenses	0.01	0.59	0.38	0.69
Customer Program Wind Down	0.18	—	0.18	—
Certain Tax Credits And Production Deductions Finalized In Period	—	—	—	(0.02)
Income Tax Effect Related To Reconciling Items	(0.06)	(0.16)	(0.17)	(0.25)
Non-GAAP Diluted Earnings Per Share from Continuing Operations	$0.56	$0.47	$4.02	$3.17

Operating Income
GAAP Operating Income	$21,573	$3,880	$136,507	$80,624

Restructuring Expenses	543	1,894	2,580	7,668
Acquisition & Integration Expenses	237	12,072	8,583	13,476
Customer Program Wind Down	4,067	—	4,067	—
Other Income, Net	(19)	(70)	(338)	(75)
Non-GAAP Operating Income	$26,401	$17,776	$151,399	$101,693

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$13,182	$62	$110,523	$73,989

Depreciation and Amortization	11,455	9,405	43,848	31,413
Interest Expense	7,889	5,548	31,339	13,512
EBITDA	32,526	15,015	185,710	118,914

Restructuring Expenses	543	1,894	2,580	7,668
Acquisition & Integration Expenses	237	12,072	8,583	13,476
Customer Program Wind Down	4,067	—	4,067	—
Special Items	4,847	13,966	15,230	21,144

EBITDA without Special Items	$37,373	$28,981	$200,940	$140,058
Management believes that Non-GAAP earnings from continuing operations and Non-GAAP diluted earnings per share from continuing operations which are attributable to SMP, and Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures by Segments
	Three Months Ended December 31, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income (Loss)	$16,339	$7,315	$3,468	$(587)	$(4,962)	$21,573

Restructuring Expenses	531	—	—	13	(1)	543
Acquisition & Integration Expenses	—	—	129	—	108	237
Customer Program Wind Down	—	—	—	4,067	—	4,067
Other (Income) Expense, Net	52	(61)	(14)	4	—	(19)
Non-GAAP Operating Income (Loss)	$16,922	$7,254	$3,583	$3,497	$(4,855)	$26,401

EBITDA without Special Items
GAAP Earnings (Loss) from Continuing Operations Before Taxes	$15,292	$6,466	$(2,658)	$(882)	$(5,036)	$13,182

Depreciation and Amortization	4,265	938	3,290	2,587	375	11,455
Interest Expense	1,365	581	5,705	554	(316)	7,889
EBITDA	20,922	7,985	6,337	2,259	(4,977)	32,526

Restructuring Expenses	531	—	—	13	(1)	543
Acquisition & Integration Expenses	—	—	129	—	108	237
Customer Program Wind Down	—	—	—	4,067	—	4,067
Special Items	531	—	129	4,080	107	4,847

EBITDA without Special Items	$21,453	$7,985	$6,466	$6,339	$(4,870)	$37,373
% of Net Sales	11.1%	13.0%	10.1%	9.6%		9.7%
	Three Months Ended December 31, 2024
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income (Loss)	$15,621	$3,635	$(2,768)	$1,766	$(14,374)	$3,880

Restructuring Expenses	1,536	169	—	189	—	1,894
Acquisition & Integration Expenses	—	—	3,165	—	8,907	12,072
Other (Income) Expense, Net	6	(2)	(12)	(62)	—	(70)
Non-GAAP Operating Income (Loss)	$17,163	$3,802	$385	$1,893	$(5,467)	$17,776

EBITDA without Special Items
GAAP Earnings (Loss) from Continuing Operations Before Taxes	$14,893	$4,216	$(6,087)	$2,184	$(15,144)	$62

Depreciation And Amortization	3,860	827	1,943	2,368	407	9,405
Interest Expense	484	312	4,147	560	45	5,548
EBITDA	19,237	5,355	3	5,112	(14,692)	15,015

Restructuring Expenses	1,536	169	—	189	—	1,894
Acquisition & Integration Expenses	—	—	3,165	—	8,907	12,072
Special Items	1,536	169	3,165	189	8,907	13,966

EBITDA without Special Items	$20,773	$5,524	$3,168	$5,301	$(5,785)	$28,981
% of Net Sales	11.1%	9.5%	8.9%	8.5%		8.4%

Management believes that Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures by Segments
	Twelve Months Ended December 31, 2025
(In thousands; unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income (Loss)	$65,796	$61,485	$26,900	$10,598	$(28,272)	$136,507

Restructuring Expenses	2,271	190	—	118	1	2,580
Acquisition & Integration Expenses	—	—	8,006	—	577	8,583
Customer Program Wind Down	—	—	—	4,067	—	4,067
Other (Income) Expense, Net	154	(373)	(99)	(20)	—	(338)
Non-GAAP Operating Income (Loss)	$68,221	$61,302	$34,807	$14,763	$(27,694)	$151,399

EBITDA without Special Items
GAAP Earnings (Loss) from Continuing Operations Before Taxes	$62,040	$61,139	$5,384	$10,776	$(28,816)	$110,523

Depreciation and Amortization	16,178	3,285	12,935	10,088	1,362	43,848
Interest Expense	5,185	2,469	22,160	2,071	(546)	31,339
EBITDA	83,403	66,893	40,479	22,935	(28,000)	185,710

Restructuring Expenses	2,271	190	—	118	1	2,580
Acquisition & Integration Expenses	—	—	8,006	—	577	8,583
Customer Program Wind Down	—	—	—	4,067	—	4,067
Special Items	2,271	190	8,006	4,185	578	15,230

EBITDA without Special Items	$85,674	$67,083	$48,485	$27,120	$(27,422)	$200,940
% of Net Sales	10.9%	15.7%	15.9%	9.9%		11.2%
	Twelve Months Ended December 31, 2024
(In thousands; unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income (Loss)	$67,306	$34,937	$(2,768)	$14,820	$(33,671)	$80,624

Restructuring and Integration Expenses	4,248	847	—	843	1,730	7,668
Acquisition Expenses	—	—	3,165	—	10,311	13,476
Other Income (Expense), Net	6	(2)	(12)	(67)	—	(75)
Non-GAAP Operating Income	$71,560	$35,782	$385	$15,596	$(21,630)	$101,693

EBITDA without Special Items
GAAP Earnings (Loss) from Continuing Operations Before Taxes	$61,119	$36,612	$(6,087)	$16,666	$(34,321)	$73,989

Depreciation And Amortization	14,841	3,307	1,943	9,608	1,714	31,413
Interest Expense	5,976	2,360	4,147	2,364	(1,335)	13,512
EBITDA	81,936	42,279	3	28,638	(33,942)	118,914

Restructuring and Integration Expenses	4,248	847	—	843	1,730	7,668
Acquisition Expenses	—	—	3,165	—	10,311	13,476
Special Items	4,248	847	3,165	843	12,041	21,144

EBITDA without Special Items	$86,184	$43,126	$3,168	$29,481	$(21,901)	$140,058
% of Net Sales	11.3%	11.3%	8.9%	10.3%		9.6%

Management believes that Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Condensed Consolidated Balance Sheets

(In thousands)	December 2025	December 2024
ASSETS
Cash	$72,031	$44,426

Accounts Receivable, Gross	242,063	216,191
Allowance For Expected Credit Losses and Discounts	10,043	5,472
Accounts Receivable, Net	232,020	210,719

Inventories	712,151	624,913
Unreturned Customer Inventory	15,771	16,163
Other Current Assets	18,477	25,703
Total Current Assets	1,050,450	921,924

Property, Plant And Equipment, Net	188,562	168,735
Operating Lease Right-of-use Assets	105,178	109,899
Goodwill	256,159	241,418
Customer Relationships Intangibles, Net	212,056	210,430
Other Intangibles, Net	99,102	90,540
Deferred Income Taxes	25,384	13,199
Investments In Unconsolidated Affiliates	26,310	24,842
Other Assets	32,040	33,139
Total Assets	$1,995,241	$1,814,126

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Portion Of Revolving Credit Facility	$30,000	$10,800
Current Portion Of Term Loan And Other Debt	21,988	16,317
Accounts Payable	169,089	148,009
Sundry Payables And Accrued Expenses	79,526	84,936
Accrued Customer Returns	49,554	46,471
Accrued Core Liability	12,528	12,807
Accrued Rebates	84,494	76,168
Payroll And Commissions	46,135	40,964
Total Current Liabilities	493,314	436,472

Long-term Debt	566,727	535,197
Noncurrent Operating Lease Liabilities	93,381	98,214
Accrued Asbestos Liabilities	112,625	84,568
Other Accrued Liabilities	30,932	29,593

Total Liabilities	1,296,979	1,184,044

Total SMP Stockholders' Equity	683,699	615,745
Noncontrolling Interest	14,563	14,337
Total Stockholders' Equity	698,262	630,082

Total Liabilities And Stockholders' Equity	$1,995,241	$1,814,126

Standard Motor Products, Inc.
Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended
	December 31,
(In thousands)	2025	2024
Cash Flows From Operating Activities
Net Earnings	$42,208	$28,476
Adjustments To Reconcile Net Earnings To Net Cash Used In Operating Activities:
Depreciation And Amortization	43,848	31,413
Loss From Discontinued Operations, Net Of Taxes	37,698	26,128
Other	14,918	2,212
Change In Assets And Liabilities:
Accounts Receivable	(16,767)	(8,753)
Inventory	(81,629)	(36,883)
Accounts Payable	14,601	8,166
Prepaid Expenses And Other Current Assets	6,655	856
Sundry Payables And Accrued Expenses	(6,110)	24,170
Other	2,018	908
Net Cash Provided by Operating Activities	57,440	76,693

Cash Flows From Investing Activities
Acquisitions of Businesses, Net of Cash Acquired	—	(372,491)
Capital Expenditures	(38,724)	(44,018)
Other Investing Activities	3,060	(2,174)
Net Cash Used in Investing Activities	(35,664)	(418,683)

Cash Flows From Financing Activities
Net Change In Debt	27,725	392,630
Purchase Of Treasury Stock	—	(10,428)
Dividends Paid	(27,272)	(25,341)
Dividends Paid to Noncontrolling Interest	(785)	(2,347)
Payments Of Debt Issuance Costs	—	(5,133)
Other Financing Activities	63	166
Net Cash Provided by (Used In) Investing Activities	(269)	349,547

Effect Of Exchange Rate Changes On Cash	6,098	4,343
Net Increase In Cash	27,605	11,900
Cash At Beginning Of Period	44,426	32,526
Cash At End Of Period	$72,031	$44,426